Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Single Source Financial Services Corporation
10780 Santa Monica Blvd., Suite 240
Los Angeles, California 90025



We consent to the use in this Registration Statement on Form SB-2 of our report dated March 24, 2001, relating to the financial statements of Single Source Electronic Transactions, Inc. and of our report dated January 17, 2001, relating to the financial statements of Single Source Financial Services Corporation, and to the reference of our firm under the headings "Experts."



ss/  Jonathon  P.  Reuben  C.P.A.

Jonathon  P.  Reuben,  C.P.A.
An  Accountancy  Corporation
Torrance,  CA  90505
April  23,  2001



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